Exhibit 5.1

[LETTERHEAD OF WOMBLE CARLYLE SANDRIDGE & RICE, PLLC]

August 1, 2007

PokerTek, Inc.
1020 Crews Road, Suite J
Matthews, North Carolina 28106

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PokerTek, Inc., a North Carolina corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 1,444,444 shares (the “Common Shares”) of common stock, no par value per share (the “Common Stock”), and up to 505,555 shares of Common Stock (the “Warrant Shares” and, together with the Common Shares, the “Shares”) that may be issuable by the Company upon the exercise of warrants to purchase Common Stock (the “Warrants”), issued pursuant to that certain Securities Purchase Agreement dated as of April 23, 2007 (the “Agreement”). The Shares may be offered by certain shareholders of the Company pursuant to a Registration Statement (the “Registration Statement”) on Form S-3, including a prospectus covering the resale or other disposition of the Shares, to be filed today with the Securities and Exchange Commission (the “Commission”). We are providing this opinion pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act.

As the Company’s counsel, we have reviewed the Company’s articles of incorporation and bylaws, each as amended to date, the Agreement, the Warrants, and certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and Warrants and related matters, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such review, we have assumed with your permission (a) that the Agreement has been properly authorized, executed and delivered by each of the parties thereto other than the Company; (b) the genuineness of all signatures and the legal capacity of all signatories; (c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

This opinion is limited to the North Carolina Business Corporation Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1. The Common Shares are validly issued, fully paid and nonassessable.

2. Upon the exercise of the Warrants, the issuance and delivery of the Warrant Shares and the receipt by the Company of all consideration therefor in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters” in the prospectus included as a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or other rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, PLLC

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